Exhibit 99.1

Company Contact	Investor Contact
Scott Davidson	Brett Maas
Chief Financial Officer	Managing Partner
Natural Health Trends Corp.	Hayden IR
Tel: 972-241-4080	Tel: 646-536-7331
scott.davidson@nthglobal.com	brett@haydenir.com

FOR IMMEDIATE RELEASE

Natural Health Trends Reports Fourth Quarter

And Full Year 2013 Financial Results

Full Year Revenues Increase 40%, Full Year Net Income Increases 55%, EPS of $0.36

First Ever Dividend Is Declared

DALLAS, TX, March 7, 2014 -- Natural Health Trends Corp. (OTCQB: NHTC), a leading direct selling company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced record financial results for the quarter and full year ended December 31, 2013.

Fourth Quarter Financial Highlights

●

Total revenues were $19.1 million, up 135% compared to $8.1 million in the fourth quarter last year and up 35% sequentially from $14.2 million for the third quarter this year. This was the fourth consecutive sequential quarterly increase in revenues.

●	Operating income was $1.7 million, up 298% compared to $416,000 last year, and up 25% sequentially from $1.3 million for the third quarter this year.
●	Net income was $1.6 million, or $0.14 per diluted share, compared to $525,000, or $0.05 per diluted share, last year and $1.3 million, or $0.12 per diluted share, for the third quarter this year.
●	Cash and cash equivalents increased to $14.6 million as of December 31, 2013 from $4.2 million at December 31, 2012 and $9.1 million at September 30, 2013.

Full Year Financial Highlights

●	Total revenues increased 40% to $52.5 million from $37.5 million last year.
●	Operating income was $4.2 million, up 60% compared to $2.6 million last year.
●	Net income increased 55% to $4.1 million, or $0.36 per diluted share, compared to $2.6 million, or $0.23 per diluted share last year.

“This was a great year for Natural Health Trends, its members, customers, and shareholders, and these results are attributable to the strength and quality of our people, our management team and field leaders,” commented Chris Sharng, President of Natural Health Trends Corp. “The 40% increase in full year revenues and 55% increase in net income is due to the effective implementation of the Supreme Bonus Program and new product launches. It is clear that we have successfully turned the Company around under new leadership and with a robust suite of new products.”

“In the new year, we will continue to invest in marketing, product development and leadership training, positioning us for continued success in 2014 and beyond,” continued Mr. Sharng. “We are staging exciting events and promotions to continue our strong momentum. We remain steadfastly committed to developing and introducing new, high quality products to expand the offerings of our members, as well as the tools and tactics to help our members achieve success. There has never been a better time to be a part of our business and to take advantage of the many rewards we offer.”

Dividend

Today the Board of Directors declared its first quarterly dividend. The declared dividend included a cash dividend of $0.81507 per share on outstanding Series A preferred stock, which represents a dividend of $0.119 per share, or $15,000, annually since its issuance in May 2007; and a cash dividend of $0.005 per share on common stock outstanding, representing an aggregate amount of $158,000, $101,000 for the preferred dividend and $57,000 for the common dividend, payable in cash on April 8, 2014 to stockholders of record on March 28, 2014.

Shareholder Conference Call

Management will conduct a conference call to discuss its fourth quarter and full year financial results. Details of the call are as follows:

●	Date: Monday, March 10, 2014
●	Time: 4:30 p.m. ET/3:30 p.m. CT
●	Dial-in number: 1-877-941-1427 (domestic) 1-480-629-9664 (international)
●	Webcast link: http://public.viavid.com/index.php?id=107955

A replay will be available from 7:30 p.m. ET on March 10 through 11:59 p.m. ET on March 17, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and referencing replay pin number 4669596.

About Natural Health Trends Corp.

Natural Health Trends Corp. is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, North America, and Europe. The company markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand. Additional information can be found on the company's website, www.naturalhealthtrendscorp.com.

Forward Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed on March 7, 2014, with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

-- Tables follow --

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31,
	2012	2013

ASSETS

Current assets:
Cash and cash equivalents	$4,207	$14,550
Accounts receivable	122	134
Inventories, net	867	1,828
Other current assets	641	658
Total current assets	5,837	17,170
Property and equipment, net	121	265
Goodwill	1,764	1,764
Restricted cash	239	328
Other assets	258	300
Total assets	$8,219	$19,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,385	$3,058
Income taxes payable	10	25
Accrued distributor commissions	1,308	3,962
Other accrued expenses	1,688	3,146
Deferred revenue	836	2,569
Deferred tax liability	92	108
Other current liabilities	991	882
Total current liabilities	6,310	13,750
Commitments and contingencies
Stockholders’ equity:
Preferred stock	124	111
Common stock	11	11
Additional paid-in capital	80,584	80,655
Accumulated deficit	(78,708)	(74,619)
Accumulated other comprehensive loss:
Foreign currency translation adjustments	(102)	(81)
Total stockholders’ equity	1,909	6,077
Total liabilities and stockholders’ equity	$8,219	$19,827

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2013	2012	2013
	(Unaudited)

Net sales	$8,111	$19,101	$37,514	$52,527
Cost of sales	2,018	4,391	9,685	12,551
Gross profit	6,093	14,710	27,829	39,976
Operating expenses:
Distributor commissions	3,250	9,677	15,724	24,053
Selling, general and administrative expenses	2,410	3,364	9,415	11,634
Depreciation and amortization	17	13	45	66
Total operating expenses	5,677	13,054	25,184	35,753
Income from operations	416	1,656	2,645	4,223
Other income (expense), net	49	(26)	(39)	(32)
Income before income taxes	465	1,630	2,606	4,191
Income tax provision (benefit)	(65)	53	(24)	102
Net income	530	1,577	2,630	4,089
Preferred stock dividends	(5)	(3)	(17)	(15)
Net income available to common stockholders	$525	$1,574	$2,613	$4,074

Income per share – basic	$0.05	$0.14	$0.24	$0.36
Income per share – diluted	$0.05	$0.14	$0.23	$0.36
Weighted-average number of shares outstanding:
Basic	11,022	11,233	10,944	11,154
Diluted	11,231	11,356	11,234	11,331

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Year Ended December 31,
	2012	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,630	$4,089
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45	66
Stock-based compensation	94	110
Deferred income taxes	(56)	16
Changes in assets and liabilities:
Accounts receivable	(24)	(17)
Inventories, net	236	(974)
Other current assets	(95)	(35)
Other assets	(5)	(38)
Accounts payable	(826)	1,673
Income taxes payable	(1)	16
Accrued distributor commissions	117	2,679
Other accrued expenses	203	1,467
Deferred revenue	(140)	1,738
Other current liabilities	36	(104)
Net cash provided by operating activities	2,214	10,686

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(96)	(210)
Decrease (increase) in restricted cash	493	(82)
Net cash provided by (used in) investing activities	397	(292)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of common stock	(3)	(52)
Net cash used in financing activities	(3)	(52)

Effect of exchange rates on cash and cash equivalents	(18)	1
Net increase in cash and cash equivalents	2,590	10,343
CASH AND CASH EQUIVALENTS, beginning of period	1,617	4,207
CASH AND CASH EQUIVALENTS, end of period	$4,207	$14,550

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